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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 6, 2001 included in Semtech Corporation's report on Form 10-K for the year ended January 28, 2001 and to all references to our firm included in this registration statement.



Arthur Andersen LLP

/s/ Arthur Andersen LLP

Los Angeles, California
May 4, 2001